================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               FLIR SYSTEMS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          [LOGO OF FLIR SYSTEMS(TM)]

                            16505 S.W. 72ND AVENUE
                            PORTLAND, OREGON 97224
                                (503) 684-3731

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 2, 1997

To the Shareholders of FLIR Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of FLIR Systems, Inc. (the "Company") will be held on Friday, May 2, 1997, at 3:00 p.m., at the Multnomah Athletic Club, 1849 S.W. Salmon Avenue, Portland, Oregon 97205 for the following purposes:

    1.ELECTION OF DIRECTORS. To elect two directors, each for a three-year term.

    2.RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

    3.OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on March 3, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ Robert P. Daltry
                                          Chairman of the Board of Directors
                                           and Chief Executive Officer

Portland, Oregon
March 31, 1997

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              FLIR SYSTEMS, INC.
                            16505 S.W. 72ND AVENUE
                              PORTLAND, OR 97224
                                (503) 684-3731

                               ----------------

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 2, 1997

                               ----------------


                                 INTRODUCTION

GENERAL

  This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation ("FLIR" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on May 2, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, ratify the appointment by the Board of Directors of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending December 31, 1997, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about March 31, 1997.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  The Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,500 beneficial holders of the 5,432,963 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors and FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's articles and bylaws, the directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 1, 1997, principal occupation or employment during the past five years, the periods during which he has served as a director of FLIR, and the positions currently held with FLIR.

                              DIRECTOR EXPIRATION
  NOMINEES:               AGE  SINCE    OF TERM   POSITION HELD WITH FLIR
  ---------               --- -------- ---------- -----------------------
  George Porter.........   66   1993      1997    Director
  Ronald L. Turner......   50   1993      1997    Director
  CONTINUING DIRECTORS:
  ---------------------
  W. Allen Reed.........   49   1992      1998    Director
  J. Kenneth Stringer                             President, Chief Operating
  III...................   44   1993      1998    Officer and Director
  Robert P. Daltry......   53   1987      1999    Chairman of the Board of
                                                  Directors and Chief Executive
                                                  Officer
  John C. Hart..........   63   1987      1999    Director

  George Porter. Mr. Porter was elected to the Board of Directors in 1993. From 1985 to 1992, Mr. Porter served as Vice President-Finance and Chief Financial Officer of NIKE, Inc., and continued to serve as Treasurer of NIKE until 1993. Prior to joining NIKE in 1982, Mr. Porter served as Vice President and Controller of Evans Products Company, Portland, Oregon, for nine years. Mr. Porter, who is a Certified Public Accountant, worked at Price Waterhouse for twelve years.

  Ronald L. Turner. Mr. Turner was elected to the Board of Directors in 1993. Since January 1993, Mr. Turner has served as President and Chief Executive Officer of Computing Devices International, an aerospace company, which is a division of Ceridian Corporation. From 1987 to 1993, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation, a defense electronics company. Prior to 1987, Mr. Turner worked for Martin Marietta Corporation for 14 years in a variety of executive positions. Mr. Turner serves on the Board of Directors of BTG, Inc., the American Electronics Association and on the Board of Govenors of the Aerospace Industries Association of America, Inc. He is also a past President and a member of the Board of Governors of the Massachusetts Institute of Technology Society of Sloan Fellows.

  W. Allen Reed. Mr. Reed has served as a Director of the Company since April 1992. Mr. Reed is President of General Motors Investment Management Corporation. From 1991 to 1994, Mr. Reed was Vice President and Treasurer of GM Hughes Electronics Corporation and Hughes Aircraft Company ("Hughes"). From 1984 to 1991, Mr. Reed was President of the Hughes Investment Management Company, a wholly-owned subsidiary of Hughes. Prior to joining Hughes, Mr. Reed was Vice President and Portfolio Manager for Allen & Associates Investment Management Company. Mr. Reed serves on the Boards of Directors of Westrec Financial

Corporation, General Motors Acceptance Corporation, Motors Insurance Corp., Taubman Centers, Inc. and Foreign Fund, Inc. Mr. Reed also serves as Chairman of the Investment Advisory Committee for the Howard Hughes Medical Institute.

  J. Kenneth Stringer III. Mr. Stringer joined the Company in 1984 as Vice President of Finance and Chief Financial Officer and was appointed Executive Vice President in 1990. Mr. Stringer was elected to the Board of Directors in April 1993. In April 1995, Mr. Stringer was appointed President and Chief Operating Officer. Prior to joining the Company, Mr. Stringer spent six years with Evans Products Company, Portland, Oregon, as Director of Financial Reporting. He started his career with Touche Ross and Company (which subsequently became Deloitte & Touche). Mr. Stringer received his B.S. degree from the University of Oregon, with a major in Accounting. He is a Certified Public Accountant.

  Robert P. Daltry. Mr. Daltry joined the Company in 1987 as President and Chief Executive Officer and a member of the Board of Directors. He was elected Chairman of the Board of Directors in April 1993. From 1984 to 1987, Mr. Daltry was employed by Lear Siegler, Inc., an aerospace company, where he served as Vice President of Marketing for the Instrument and Avionics Systems Division. From 1981 to 1984, Mr. Daltry served as Regional Manager for Singer-Kearfott, an aerospace company. Mr. Daltry holds a B.A. in Accounting from Grove City College and is a graduate of the U.S. Army Command and General Staff College.

  John C. Hart. Mr. Hart has served as a Director of the Company since February 1987 and as Chairman of the Board of Directors from 1987 to April 1993. From 1982 through 1993, Mr. Hart served as Vice President of Finance, Treasurer and a member of the Board of Directors of Louisiana-Pacific Corporation.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee. The members of the Audit Committee currently are Messrs. Reed and Porter. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter, if deemed necessary. The audit committee met twice during the fiscal year ended December 31, 1996. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 1996, the Compensation Committee held two meetings. The members of the Compensation Committee currently are Messrs. Hart and Turner.

  During 1996 the Company's Board of Directors held four meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management--Executive Compensation" for certain information regarding compensation of directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

EXECUTIVE OFFICERS

  The executive officers of the Company are as follows:

NAME                      AGE POSITION
----                      --- --------
Robert P. Daltry........   53 Chairman of the Board of Directors and Chief Executive Officer
J. Kenneth Stringer III.   44 President and Chief Operating Officer
Bruce A. Carocci........   46 Vice President, Marketing
Joseph E. Conrad........   60 Vice President, Manufacturing Operations
James A. Fitzhenry......   41 Vice President, General Counsel and Secretary
Dr. J. Richard Kerr.....   59 Vice President, Advanced Development
William N. Martin.......   41 Vice President, Commercial Business Development
Steven R. Palmquist.....   46 Vice President, Engineering
Dean A. Queathem........   44 Vice President, Government Sales
J. Mark Samper..........   36 Vice President, Finance and Chief Financial Officer

  Information concerning the principal occupation of Messrs. Daltry and Stringer is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Bruce A. Carocci. Mr. Carocci joined the Company in 1993 as Director of Marketing of the Industrial Division and was appointed Vice President of Marketing for the Company in 1995. Previously, he held a number of marketing and sales management positions in the computer and software industry at Tektronix, Inc., Floating Point Systems and Quantitative Technology Corporation. Mr. Carocci received a B.S. in Science, a B.S. in Sociology and an M.B.A. from Portland State University.

  Joseph E. Conrad. Mr. Conrad joined the Company in August of 1996 as Vice President of Manufacturing Operations. He comes to the Company with over thirty years of experience in operations and manufacturing management. He has held a number of management positions including Vice President of Operations of Burr-Brown Corporation, Division General Manager and Manufacturing Manager of several divisions of Tektronix, Inc., Manufacturing Manager of several divisions of Hewlett Packard Company and most recently, the Cable Plant Manager for Precision Interconnect (AMP, Inc.). Mr. Conrad received his B.S. in Electrical Engineering from the University of Wisconsin.

   James A. Fitzhenry. Mr. Fitzhenry joined the Company in 1993 as Corporate Counsel and Director of Administration, and was appointed Vice President, General Counsel and Secretary in 1995. From 1990-1993, Mr. Fitzhenry served in the White House during the Bush Administration in the Office of Policy Development and the Office of Cabinet Affairs. Previously, he worked on the legislative staff of Senator Mark O. Hatfield (R-Ore.) and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon and received his J.D. and Masters of Management degrees from Willamette University.

   Dr. J. Richard Kerr. Dr. Kerr joined the Company in 1987 as Vice President of Engineering and Product Development. In 1995, Dr. Kerr was appointed Vice President of Advanced Development. Previously he acted as a consultant with several venture capital firms and start-up high technology businesses for four years. He was

Vice President for Marketing of Flight Dynamics, an aviation electronics company, from 1979 to 1984. Dr. Kerr also served as President, Vice President and Professor of the Oregon Graduate Center. Dr. Kerr received his Ph.D., M.S. and B.S. in Electrical Engineering from Stanford University.

   William N. Martin. Mr. Martin joined the Company in 1994 as Director of Sales and was appointed Vice President, Commercial Business Development for the Company in 1995. Prior to joining the Company, Mr. Martin was employed by Agema Infra-Red Systems, where he initially served as Western Regional Sales Manager and then National Sales Manager. Prior to joining Agema Infra-Red Systems, Mr. Martin served as Regional Manager for Hughes Aircraft Company. Mr. Martin who is an instrument multi-engine commercial pilot, attended Wichita State University, majoring in speech and communications.

   Steven R. Palmquist. Mr. Palmquist joined the Company in January of 1997 as Vice President of Engineering. He has held various management positions with Tektronix, Inc., most recently as the Vice President of Engineering of the Color Printer Division. From 1983 to 1988 he was the President and CEO of Integrated Measurement Systems, a business which he founded. He received a B.S. in Electrical Engineering from Washington State University and a M.S. in Electrical Engineering from the University of Illinois.

   Dean A. Queathem. Mr. Queathem joined the Company in 1994 as Vice President of Government Sales. From 1992 to 1994, he was Director of Business Development for the Electronics and Space Corp., a subsidiary of ESCO Electronics Corporation. Previously, he held various positions in marketing, general management, contracts, and estimating at Emerson Electric Co. and McDonnell Douglas Corporation. Mr. Queathem graduated with a B.A. from Dartmouth College and received an MBA from Washington University.

   J. Mark Samper. Mr. Samper joined the Company in 1990 as Corporate Controller and was appointed Vice President of Finance and Chief Financial Officer in March 1995. Prior to joining the Company, Mr. Samper spent six years with Price Waterhouse where he served as an Audit Manager. Mr. Samper received his B.S. degree from Oregon State University, with a major in accounting. He is also a Certified Public Accountant.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1994, 1995 and 1996 or such periods as the named executive officer was an officer of the Company.

                                                                                  LONG-TERM
                                                      ANNUAL COMPENSATION        COMPENSATION
                                                     ---------------------- ----------------------
                                                                             STOCK    LONG-TERM
                                                                            OPTIONS INCENTIVE PLAN   ALL
NAME AND PRINCIPAL POSITION                          YEAR  SALARY   BONUS   GRANTED   PAYOUTS(1)   OTHER(2)
---------------------------                          ---- -------- -------- ------- -------------- --------
Robert P. Daltry.................................    1994 $197,846 $195,000    --      $    --      $4,620
 Chairman of the Board                               1995  212,846   55,000 40,000          --         --
  of Directors and Chief Executive Officer           1996  227,846  130,000 10,000      183,315      5,550

J. Kenneth Stringer III..........................    1994  158,429  130,000    --           --       4,594
 President and Chief Operating Officer               1995  173,055   40,000 30,000          --         --
                                                     1996  183,125  100,000  8,000      137,486      5,775

William N. Martin................................    1995  134,597      --  15,000          --         --
 Vice President, Commercial Business                 1996  175,956   35,000  5,000       45,829        --
 Development

James A. Fitzhenry...............................    1995  125,374   20,000  7,500          --         --
 Vice President, General Counsel and                 1996  134,584   35,000  5,000       45,829      5,113
 Secretary

Dr. J. Richard Kerr..............................    1994  119,850   40,000    --           --       4,620
 Vice President, Advanced Development                1995  125,100   10,000 10,000          --         --
                                                     1996  126,000   25,000  5,000          --       5,708

-----------

(1) The amounts set forth under Long-term Incentive Plan Payouts represent the dollar value of shares of restricted stock that were earned in 1996 based upon the Company's achievement of specified performance goals. The number of shares earned was as follows: Mr. Daltry--13,332; Mr. Stringer--9,999; Mr. Martin--3,333 and Mr. Fitzhenry--3,333. The value of these shares was calculated based upon the closing price of the Common Stock on December 31, 1996.

(2) The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to the Company sponsored 401(k) employee savings and retirement plan covering all of the Company's employees.

STOCK OPTIONS

  The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1996 under the Company's 1992 Stock Incentive Plan:

                                                                         POTENTIAL
                                                                      REALIZABLE VALUE
                                                                         AT ASSUMED
                                      PERCENT OF                      ANNUAL RATES OF
                          NUMBER OF     TOTAL                           STOCK PRICE
                          SECURITIES   OPTIONS                        APPRECIATION FOR
                          UNDERLYING  GRANTED TO EXERCISE              OPTION TERM (2)
                            OPTIONS   EMPLOYEES    PRICE   EXPIRATION ----------------
NAME                      GRANTED (1)  IN 1996   PER SHARE    DATE       5%      10%
----                      ----------  ---------- --------- ---------- ------- --------
Robert P. Daltry........    10,000       3.0%     $10.13    01/19/06  $86,473 $219,140
J. Kenneth Stringer III.     8,000       2.4%     $10.13    01/19/06   69,178  175,312
William N. Martin.......     5,000       1.5%     $10.13    01/19/06   43,247  109,570
James A. Fitzhenry......     5,000       1.5%     $10.13    01/19/06   43,247  109,570
Dr. J. Richard Kerr.....     5,000       1.5%     $10.13    01/19/06   43,247  109,570

--------
(1) Options granted in 1996 became exercisable starting 12 months after the grant date, with one-third of the options becoming exercisable at that time and with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively.
(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  The following table sets forth, for each of the named executive officers, the shares acquired during 1996 and the related value realized, and the number and value of unexercised options as of December 31, 1996.

                          OPTIONS EXERCISED      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                            IN LAST FISCAL      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                               YEAR(1)       OPTIONS AT DECEMBER 31, 1996           DECEMBER 31, 1996(2)
                          ------------------ ----------------------------       -------------------------
                          NUMBER OF  VALUE
                           SHARES   REALIZED  EXERCISABLE      UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
                          --------- -------- --------------   ---------------   ----------- -------------
Robert P. Daltry........      --    $   --            148,533           36,667  $1,280,967     $69,583
J. Kenneth Stringer III.      --        --             61,850           28,000     364,021      54,000
William N. Martin.......    4,167    10,157             3,333           17,500         833      28,488
James A. Fitzhenry......    5,501    30,792             1,667           10,000       6,668      24,375
Dr. J. Richard Kerr.....      --        --             11,000           11,667      46,903       8,333

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.
(2) The value of unexercised in-the-money options is based on the difference between $13.75, which was the closing price of the Common Stock on December 31, 1996, and the applicable exercise price.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

  The following table sets forth information concerning restricted stock awards for each of the named executive officers during the year ended December 31, 1996 under the Company's 1992 Stock Incentive Plan:

                                                        ESTIMATED FUTURE PAYOUTS
                                                       UNDER NON-STOCK PRICE BASED
                                                                PLANS(1)
                                                      -----------------------------
                                                                            MAXIMUM
                          NUMBER PERFORMANCE OR OTHER THRESHOLD   TARGET    NUMBER
                            OF       PERIOD UNTIL      NUMBER     NUMBER      OF
NAME                      SHARES MATURATION OR PAYOUT OF SHARES  OF SHARES  SHARES
----                      ------ -------------------- --------- ----------- -------
Robert P. Daltry........  40,000   1/1/96-12/31/96         0    13,332(/2/) 40,000
                          40,000   1/1/97-12/31/97         0    13,332(/3/) 40,000
                          40,000   1/1/98-12/31/98         0    13,332(/3/) 40,000
J. Kenneth Stringer III.  30,000   1/1/96-12/31/96         0     9,999(/2/) 30,000
                          30,000   1/1/97-12/31/97         0     9,999(/3/) 30,000
                          30,000   1/1/98-12/31/98         0     9,999(/3/) 30,000
William N. Martin.......  10,000   1/1/96-12/31/96         0     3,333(/2/) 10,000
                          10,000   1/1/97-12/31/97         0     3,333(/3/) 10,000
                          10,000   1/1/98-12/31/98         0     3,333(/3/) 10,000
James A. Fitzhenry......  10,000   1/1/96-12/31/96         0     3,333(/2/) 10,000
                          10,000   1/1/97-12/31/97         0     3,333(/3/) 10,000
                          10,000   1/1/98-12/31/98         0     3,333(/3/) 10,000
Dr. J. Richard Kerr.....     --          --              --         --        --

--------
(1) Payouts of awards are tied to the Company's achievement of specified levels of pretax earnings growth, pretax return on equity and stock price appreciation. No payouts are made if the Company does not achieve at least 10% growth in pretax earnings and pretax return on equity, and stock price appreciation at least equal to that of a pre-selected index during the performance period. The maximum payout is made if pretax earnings growth exceeds 25%, pretax return on equity exceeds 17.5% and stock price appreciation exceeds the performance of the index by more than 20%.
(2) Represents the number of shares of Common Stock earned in 1996 based on the Company's pretax earnings growth, pretax return on equity and stock price appreciation for the 1996 performance period.
(3) The target number of shares payable with respect to the 1997 and 1998 performance periods are not presently determinable. As required by the regulations of the Securities and Exchange Commission, the target number of shares shown for the 1997 and 1998 performance periods represent the number of shares that would be earned for each period based on the Company's actual performance in 1996.

DIRECTOR COMPENSATION

  The members of the Company's Board of Directors are not compensated for their service on the Board, but are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Under the Company's 1993 Stock Option Plan for Nonemployee Directors, as amended, an option to purchase 6,000 shares of Common Stock is automatically granted to each nonemployee director each year on the day of the Annual Meeting.

COMPENSATION COMMITTEE REPORT

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

  EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

  EXECUTIVE COMPENSATION COMPONENTS. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

  Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 1996 were reasonable as compared to amounts paid by companies of similar size.

  Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain earnings criteria. For 1996 annual bonuses equal to 0% to 58% of base salaries were paid to executive officers based on the Company's achievement of such predetermined earnings criteria.

  Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

  Options to purchase 103,000 shares of the Company's Common Stock were granted to the Company's executive officers (including the Company's Chief Executive Officer) for 1996 on January 2, 1997 with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant ($13.75). These options vest cumulatively in three annual installments of 33% and expire ten years from the date of grant.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Robert P. Daltry, the Chairman of the Board of Directors and Chief Executive Officer of the Company, for services rendered in 1996. Mr. Daltry received a base salary of $227,846 for 1996. He also earned a $130,000 bonus and a grant of 13,332 shares of the Company's Common Stock. Mr. Daltry received the bonus payable and the stock grant based upon achieving particular financial performance goals specified in advance by the Compensation Committee. On January 2, 1997, Mr. Daltry also received options to purchase 25,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE

John C. Hart
Ronald L. Turner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee during the fiscal year ended December 31, 1996, were Messrs. Hart and Turner.

STOCK PERFORMANCE GRAPH

  The following graph compares the monthly return for the Company, the Standard & Poors Mid-Cap 400 Index and the Hambrecht & Quist Technology Index.

                         COMPARISON OF MONTHLY RETURN*
             AMONG FLIR SYSTEMS, INC., THE S & P MIDCAP 400 INDEX
                  AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period             FLIR            H&Q         S&P Midcap
(Fiscal Year Covered)         Systems       Technology     400 Index
-------------------          ---------      ----------     ----------
Measurement Pt- June, 1993    100.00           100.00        100.00
FYE June, 1993                 93.75           103.92        100.50
FYE July, 1993                 89.58            98.64        100.31
FYE August, 1993               81.25           103.89        104.45
FYE September, 1993           100.00           105.77        105.55
FYE October, 1993              91.67           108.67        105.90
FYE November, 1993             89.58           110.06        103.55
FYE December, 1993             81.25           112.66        108.36
FYE January, 1994             102.08           119.30        110.89
FYE February, 1994            101.04           120.69        109.31
FYE March, 1994               114.58           113.68        104.25
FYE April, 1994               121.88           111.41        105.03
FYE May, 1994                 116.67           112.08        104.03
FYE June, 1994                107.29           105.44        100.45
FYE July, 1994                114.58           109.43        103.85
FYE August, 1994              100.00           120.39        109.29
FYE September, 1994           102.08           120.29        107.25
FYE October, 1994             112.50           128.79        108.42
FYE November, 1994            108.33           127.88        103.53
FYE December, 1994            108.33           130.77        104.48
FYE January, 1995             116.67           130.17        105.57
FYE February, 1995            120.83           139.93        111.10
FYE March, 1995               129.17           145.55        113.03
FYE April, 1995               116.67           154.79        115.30
FYE May, 1995                 104.17           159.37        118.09
FYE June, 1995                118.75           176.56        122.89
FYE July, 1995                117.71           191.86        129.30
FYE August, 1995              108.33           195.50        131.69
FYE September, 1995           102.08           201.07        134.88
FYE October, 1995             106.25           203.65        131.42
FYE November, 1995            108.33           202.50        137.16
FYE December, 1995            102.08           196.34        136.82
FYE January, 1996              87.50           200.71        138.80
FYE February, 1996            104.17           208.37        143.52
FYE March, 1996               102.08           200.26        145.23
FYE April, 1996               106.25           222.11        149.67
FYE May, 1996                 116.67           225.20        151.69
FYE June, 1996                102.08           209.46        149.42
FYE July, 1996                107.29           189.54        139.31
FYE August, 1996              114.58           200.78        147.34
FYE September, 1996           109.38           223.04        153.77
FYE October, 1996             116.67           219.24        154.21
FYE November, 1996            113.54           240.89        162.90
FYE December, 1996            114.58           235.59        163.08

--------
* The monthly return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the Standard & Poors Mid-Cap 400 Index and the Hambrecht & Quist Technology Index is based on the stock price on June 22, 1993, the date of the Company's initial public offering.

SECTION 16 REPORTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all
Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1996.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  The Company purchases certain components of its thermal imaging systems from, and sells certain of its products to, Hughes and its affiliates, including General Motors Corporation. Hughes is the Company's largest shareholder. During the year ended December 31, 1996, the Company purchased components aggregating $1,670,000 from Hughes and its subsidiaries. At December 31, 1996, the Company owed Hughes $128,000. Sales of the Company's products to Hughes and its affiliates amounted to $103,000 for the year ended December 31, 1996. The Company believes that the terms and conditions of its transactions with Hughes and its affiliates are no less favorable to the Company than could be obtained from unaffiliated third parties.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 3, 1997 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

                                                       SHARES OF
                                                      COMMON STOCK   PERCENT
                                                      BENEFICIALLY COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNED(1)   OUTSTANDING
------------------------------------                  ------------ ------------
Hughes Aircraft Company(2)...........................   760,500        13.9%
7200 Hughes Terrace Bldg.
Los Angeles, CA 90045
Fidelity Investments(3)..............................   483,600         8.8%
82 Devonshire Street
Boston, MA 02109
Heartland Advisors, Inc.(4)..........................   431,900         7.9%
790 North Milwaukee St.
Milwaukee, WI 53202
Robert P. Daltry.....................................   216,792         3.8%
John C. Hart.........................................    27,000           *
George Porter........................................    32,000           *
W. Allen Reed(5).....................................    27,000           *
J. Kenneth Stringer III..............................   116,746         2.1%
Ronald L. Turner.....................................    27,000           *
J. Richard Kerr......................................    22,195           *
James A. Fitzhenry...................................     9,367           *
William N. Martin....................................     6,666           *
Directors and Executive Officers as a group (14
 persons)............................................   504,932         8.6%

--------
*Less than one percent (1%).

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 3, 1997 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 3, 1997 is as follows: Mr. Daltry -- 165,200; Mr. Hart -- 27,000; Mr. Porter -- 27,000; Mr. Reed -- 27,000; Mr. Stringer -- 74,517; Mr. Turner -- 27,000;
    Mr. Martin -- 3,333; Dr. Kerr-- 16,000; Mr. Fitzhenry -- 5,834; and all officers and directors as a group -- 389,717. The table does not include shares subject to options that will be granted to Messrs. Hart, Porter, Reed and Turner under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by General Motors Corporation ("GM"), GM Hughes Electronics Corporation ("GMHE") and Hughes Aircraft Company ("Hughes") with the Securities and Exchange Commission on February 7, 1994. Hughes is a wholly-owned subsidiary of GMHE, which is a wholly-owned subsidiary of GM. Each of GM and GMHE has its principal executive offices located at 3044 West Grand Blvd., Detroit, Michigan 48202-3091. The Schedule 13G states that as of December 31, 1993 Hughes was the beneficial owner of 760,500 shares of Common Stock as to which it had sole voting and dispositive power and that GM and GMHE had shared voting and dispositive power with respect to such shares.

(3) This information as to beneficial ownership is based on a Schedule 13G filed by Fidelity Investments with the Securities and Exchange Commission on February 14, 1997. The Schedule 13G states that as of December 31, 1996, Fidelity Investments was the beneficial owner of 483,600 shares of Common Stock as to which it had sole voting and dispositive power.

(4) This information as to beneficial ownership is based on a Schedule 13G filed by Heartland Advisors, Inc., with the Securities and Exchange Commission on February 12, 1997. The Schedule 13G states that as of December 31, 1996, Heartland Advisors, Inc., was the beneficial owner of 431,900 shares of Common Stock as to which it had sole voting and dispositive power.

(5) Mr. Reed is President of General Motors Investment Management Corporation. Mr. Reed disclaims beneficial ownership of the 760,500 shares of Common Stock beneficially owned by Hughes Aircraft Company.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Price Waterhouse LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the Company's shareholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Price Waterhouse LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1997. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1998 Annual Meeting of Shareholders must be received by the Company not later than December 1, 1997, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1997 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1996 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

                                          By Order of the Board of Directors

                                          /s/ Robert P. Daltry
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

Portland, Oregon
March 31, 1997

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      PROXY



                              FLIR SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the "Company"), hereby appoints Robert P. Daltry and J. Kenneth Stringer III, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 3:00 p.m. on Friday, May 2, 1997 at the Multnomah Athletic Club, 1849 S.W. Salmon Avenue, Portland, Oregon 97205 and any adjournments or postponements thereof upon the following matters.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

   PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

------------------------------------------------------------------------------

                                                         Please mark
                                                         your votes as
                                                         indicated in  [X]
                                                         this example




                                             FOR the            WITHHOLD
                                            nominees            AUTHORITY
1. ELECTION OF TWO DIRECTORS FOR A        listed  below      to vote for all
   THREE-YEAR TERM.                        (except as           nominees
                                          indicated below)     listed below
                                                [_]                [_]




2. Ratification of appointment of
   auditors.
                                            FOR     AGAINST     ABSTAIN
                                            [_]       [_]        [_]


3. In their discretion, the proxies
   are authorized to vote upon such
   other matters as may properly
   come before the meeting or any
   adjournments or postponements
   thereof.


         George Porter and Ronald L. Turner


INSTRUCTION: To withhold authority
to vote for any nominee write that
nominee's name(s) in this space:


---------------------------------


                                  ---------------------------------
                                  Type or Printed name(s)


                                  ---------------------------------
                                  Authorized Signature


                                  ---------------------------------
                                  Title or authority, if applicable

                                  ---------------------------------
                                  Date


                                  Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).


IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL SUCH CARDS
                          IN THE ACCOMPANYING ENVELOPE.

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